EXHIBIT 99.1

[LOGO] Imagistics

               IMAGISTICS INTERNATIONAL NAMES JOSEPH D. SKRZYPCZAK
                     PRESIDENT AND CHIEF OPERATING OFFICER

           Company Prepares for Continued Growth, Geographic Expansion

               Timothy E. Coyne Appointed Chief Financial Officer

TRUMBULL, CONN. - May 11, 2004 -- Imagistics International Inc. (NYSE: IGI) today announced that it has named Joseph D. Skrzypczak as President and Chief Operating Officer. Mr. Skrzypczak has served as Chief Financial Officer and head of international and business products center operations since the inception of Imagistics in 2001. Mr. Timothy E. Coyne, who is currently Vice President and Corporate Controller, will succeed Mr. Skrzypczak as CFO.

In his new role, Mr. Skrzypczak will continue to focus on a strategy of profitability and operational excellence to ensure continued strong financial performance, geographic expansion and product innovation.

"Joe has proven time and time again to have the operational and financial experience necessary to grow companies and keep them on the success track," said Marc Breslawsky, Chairman and Chief Executive Officer. "Joe and I have together built strong businesses at Pitney Bowes, Dictaphone and now Imagistics. Joe has been an integral part in developing the business strategy at Imagistics as well as playing a key role in its effective implementation."

Added Mr. Skrzypczak, "I am proud of the company we have built and am very excited about the opportunities on the horizon. The market has clearly embraced our direct sales and service approach and best-in-class product sourcing model as evidenced by our consistent growth and world-class client base. I look forward to leveraging our strengths to improve productivity, expanding our geographic reach and growing our revenue and earnings."

Prior to joining Imagistics, Mr. Skrzypczak served as Chief Operating Officer of Dictaphone Corp. Under Mr. Skrzypczak, Dictaphone became a leader in the development, manufacture, marketing, service and support of Integrated Voice and Data Management systems and software, including dictation, voice processing, records management and communications recording. At that time, Dictaphone had a marketing, sales and service organization of more than 1,300 representatives in 160 cities in North America and Europe, with revenues of $360 million. Mr. Skrzypczak played an integral role in doubling Dictaphone's 1999 cash flow from $30 million to $60 million and recording the company's best revenue growth in 10 years.

Prior to Dictaphone's spin-off from Pitney Bowes in 1995, Mr. Skrzypczak was Vice President, Finance for Pitney Bowes Office Systems, where he was directly responsible for all financial, administrative and information technology activities.

Mr. Skrzypczak is a Certified Public Accountant in New York, and a graduate of Fordham University. He lives in Bethel, Connecticut with his wife of 25 years and their three children.


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Succeeding Mr. Skrzypczak as CFO will be Mr. Coyne, who has served as Vice
President and Corporate Controller since the inception of Imagistics. Prior to joining Imagistics, Mr. Coyne was with Transpro, Inc. both as Vice President and Corporate Controller and CFO. Before that, he was the Vice President of Finance, Administration and Treasurer with Keene Corp.; Vice President, Finance and Administration, Treasurer and Secretary with Kasco Corp.; and Vice President and Corporate Controller with the Coca-Cola Bottling Company of New York. Mr. Coyne began his career at KPMG Peat Marwick. He received a Bachelor of Science degree in accounting from Herbert H. Lehman College of the City University of New York. He lives in Monroe, Connecticut, with his wife and two sons.

                       About Imagistics International Inc.

Imagistics International Inc. (NYSE:IGI) is a large direct sales, service and marketing organization offering document imaging solutions, including high performance, leading edge copier/MFPs and facsimile machines to Fortune 1000 companies and other organizations. Its direct sales and service network is located throughout the United States, Canada and the United Kingdom. Imagistics International is a member of the S&P SmallCap 600 Index and the Russell 2000 Index(R) and is headquartered in Trumbull, Connecticut. For additional information about Imagistics International, please visit www.imagistics.com and www.IGIinvestor.com.

The statements contained in this news release that are not purely historical are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management's beliefs, certain assumptions and current expectations. These statements may be identified by their use of forward-looking terminology such as the words "expects," "projects," "anticipates," "intends" and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions, competitive pricing pressures, timely development and acceptance of new products, our reliance on third party suppliers, potential disruptions in implementing information technology systems, including the recent ERP implementation, potential disruptions affecting the international shipment of goods, our ability to create brand recognition under our new name and currency and interest rate fluctuations. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Imagistics 2003 Form 10-K and other SEC filings. The forward-looking statements contained in this news release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

                          For more information contact:

                          Timothy J. Klahs

Vice President, Corporate Communications
& Investor Relations
(203) 365-2361
                          timothy.klahs@imagistics.com


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